Exhibit 32.1

RAVEN INDUSTRIES, INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The undersigned, Daniel A. Rykhus, President and Chief Executive Officer of Raven Industries, Inc., has executed this Certification in connection with the filing with the Securities and Exchange Commission of Raven Industries, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2019 (the Report).

The undersigned hereby certifies, to his knowledge, that:

•the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Raven Industries, Inc.

Dated: November 27, 2019	/s/ Daniel A. Rykhus
Daniel A. Rykhus
President and Chief Executive Officer